Exhibit 99.1

CENTRIC FINANCIAL CORPORATION

Virtual Special Meeting of Stockholders

[        ], 2023 at [            ]

This Proxy is solicited on behalf of the

Board of Directors of Centric Financial Corporation

The undersigned hereby appoints [    ], and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and hereby authorizes them, and each of them, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Centric Financial Corporation that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at [    ] on [            ], 2023 and any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

The Special Meeting of Stockholders will be held virtually. In order to attend the Special Meeting, you must register at www.viewproxy.com/Centric/2023SM/htype.asp by 11:59 p.m. Eastern Time on [            ], 2023. On the day of the Special Meeting, if you have properly registered, you may enter the Special Meeting by clicking on the link provided and the password you received via email in your registration confirmation. Further instructions on how to attend and vote during the Special Meeting are contained in the Proxy Statement in the sections titled “Questions and Answers – How can I attend, vote and ask questions at the special meeting?”

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND OTHERWISE AT THE DISCRETION OF THE PROXIES. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY ADJOURNMENT THEREOF.

(Continued and to be marked, dated and signed on other side)
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PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

Important Notice Regarding the Availability of Proxy Materials for the virtual Special Meeting:

The Proxy Statement is available at:

http://viewproxy.com/Centric/2023SM

Please mark your votes like this ☒

The Board of Directors recommends a vote “FOR” Proposals 1 and 2:

Proposal 1.

To approve the Agreement and Plan of Merger, dated as of August 30, 2022, by and between First Commonwealth Corporation and Centric Financial Corporation, as such Agreement may be amended from time to time.

FOR ☐              AGAINST ☐              ABSTAIN ☐

DO NOT PRINT IN THIS AREA
(Stockholder Name & Address Data)

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

Proposal 2.

To approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger proposal.

 FOR ☐              AGAINST ☐              ABSTAIN ☐

Date

Signature

Signature (if held jointly)

NOTE: This proxy should be marked, dated and signed by each stockholder exactly as such stockholder’s name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person.

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 PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED

As a stockholder of Centric Financial Corporation, you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

As a Registered Holder, you may vote your shares at the Special Meeting by first registering at http://viewproxy.com/Centric/2023SM/htype.asp using your Virtual Control Number below. Your registration must be received by 11:59 p.m. Eastern Time on [            ], 2023. On the day of the Special Meeting, if you have properly registered you may log in to the Special Meeting by clicking on the link provided and the password you received via email in your registration confirmation and follow instructions to vote your shares. Please have your Virtual Control Number with you during the Special Meeting in order to vote. Further instructions on how to attend and vote during the Special Meeting are contained in the Proxy Statement in the sections titled “Questions and Answers – How can I attend, vote and ask questions at the special meeting?”

PROXY VOTING INSTRUCTIONS

Please have your 11-digit Virtual Control Number ready when voting by Internet or Telephone.

INTERNET	TELEPHONE	MAIL
Vote Your Proxy on the Internet: Go to www.fcrvote.com/CFCXSM	Vote Your Proxy by Phone: Call 1-866-402-3905	Vote Your Proxy by Mail:
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	Mark, sign, and date your proxy card, then detach it, and return it in the postage paid envelope provided.